SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 25, 2005

VAIL BANKS, INC.
(Exact name of Registrant as Specified in its Charter)

Colorado	000-25081	84-1250561
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

0015 Benchmark Road, Suite 300 P.O. Box 6580 Avon, Colorado	81620
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(970) 476-2002

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 21, 2005, Vail Banks, Inc. (the “Registrant”) entered into Restricted Stock Award Agreements with each of Gary S. Judd, Chief Executive Officer and President, and Raymond E. Verlinde, Senior Executive Vice President and Chief Administrative Officer, of the Registrant.

Pursuant to the agreements, Mr. Judd received a grant of 100,000 shares of restricted stock and Mr. Verlinde received a grant of 30,000 shares of restricted stock, each of which had been provided for in connection with their respective employment by the Registrant and had been conditioned on their fulfillment of certain conditions as determined by the Board of Directors. All of the restricted stock granted to Mr. Judd and Mr. Verlinde vests in ten equal installments on the first ten anniversaries of the grant date subject to certain performance measures as set by the Board of Directors.

A copy of the Restricted Stock Award Agreements are filed as exhibits 10.1 and 10.2 hereto.

In addition, also on March 21, 2005, Mr. Judd was granted 50,000 shares of restricted stock under the Registrant’s Stock Incentive Plan.

ITEM 8.01    OTHER EVENTS.

On March 25, 2005, the Registrant issued a Press Release regarding grants of restricted stock and stock options, a copy of which is attached hereto as Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.	Description
10.1	Restricted Stock Award Agreement, dated March 21, 2005, between the Registrant and Gary S. Judd.
10.2	Restricted Stock Award Agreement, dated March 21, 2005, between the Registrant and Raymond E. Verlinde.
99	Press Release issued by the Registrant on March 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL BANKS, INC.

By:	/s/ Gary S. Judd
Gary S. Judd Chief Executive Officer and President
Dated: March 25, 2005